Exhibit 32.1

Section 1350 Certification of Principal Executive Officer

In connection with the annual report of PEN Inc. (the “Company”) on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott Rickert, the President and Chief Executive Officer of the Company, and I, Jacqueline M. Soptick, Chief Accounting Officer, certify to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2019	/s/ Tom J. Berman
Tom J. Berman
President

Date: November 13, 2019	/s/ Jacqueline M. Soptick
Jacqueline M. Soptick
Chief Accounting Officer